Exhibit 99.4

 North Valley Bancorp Reports Unaudited Results for the Fourth

Quarter and Year Ended December 31, 2013

January 30, 2014 - REDDING, CA - North Valley Bancorp (NASDAQ:NOVB), a bank holding company with $918 million in assets, today reported results for the fourth quarter and year ended December 31, 2013. North Valley Bancorp (the “Company”) is the parent company for North Valley Bank (the “Bank”).

The Company reported net income of $890,000, or $0.13 per diluted share, for the quarter ended December 31, 2013 compared to net income of $545,000, or $0.08 per diluted share, for the quarter ended December 31, 2012. The Company reported net income for the year ended December 31, 2013 of $3,625,000, or $0.53 per diluted share, compared to net income of $6,290,000, or $0.92 per diluted share for the year ended December 31, 2012.

Michael J. Cushman, President and Chief Executive Officer, stated “we are pleased with the overall performance during 2013. We were able to grow loan totals and deposits, while significantly decreasing nonperforming assets. As we announced on January 21, 2014, we have agreed to merge with TriCo Bancshares and we are excited about the future of the combined organization.”

The Company did not record a provision for loan losses in the fourth quarter ended December 31, 2013 or the fourth quarter ended December 31, 2012. The Company did not record a provision for loan losses for the year ended December 31, 2013 compared to provisions for loan losses of $2,100,000 for the year ended December 31, 2012. The allowance for loan losses at December 31, 2013 was $9,301,000 or 1.83% of total loans, compared to $10,458,000, or 2.12% of total loans at December 31, 2012.

At December 31, 2013, total assets were $917,764,000, an increase of $15,421,000, or 1.7% from $902,343,000 at December 31, 2012. Total loans were $509,244,000 at December 31, 2013, an increase of $17,033,000, or 3.5%, compared to $492,211,000 at December 31, 2012. The loan to deposit ratio at December 31, 2013 was 64.6% as compared to 64.0% at December 31, 2012. Total deposits increased $19,269,000, or 2.5%, to $787,849,000 at December 31, 2013 compared to $768,580,000 at December 31, 2012. Available-for-sale investment securities decreased $6,336,000 to $279,479,000 at December 31, 2013 from $285,815,000 at December 31, 2012, while Federal funds sold increased $22,270,000 to $38,135,000 at December 31, 2013 from $15,865,000 at December 31, 2012.

At December 31, 2013, the Company’s Total Risk-based Capital was $119,178,000, and its capital ratios were: Total Risk-based Capital ratio – 19.0%; Tier 1 Risk-based Capital ratio – 17.8%; and Tier 1 Leverage ratio – 12.2%. At December 31, 2013, the Bank’s Total Risk-based Capital was $116,783,000, and its capital ratios were: Total Risk-based Capital ratio – 18.7%; Tier 1 Risk-based Capital ratio – 17.4%; and Tier 1 Leverage ratio – 11.9%.

As announced by the Company on January 21, 2014 and reported in the Company’s Current Report on Form 8-K filed with the Commission on January 22, 2014 (the “Current Report”), the Company has entered into an Agreement and Plan of Merger and Reorganization dated January 21, 2014 (the “Merger Agreement”), pursuant to which the Company would merge with and into TriCo Bancshares, a California corporation (“TriCo”), with TriCo being the surviving corporation. Immediately thereafter, the Company’s subsidiary bank, North Valley Bank, would be merged with and into TriCo’s subsidiary bank, Tri Counties Bank. A copy of the Merger Agreement (together with certain other information regarding the proposed merger) is provided in the Current Report. The transaction is expected to close in the second or third quarter of this year, pending approvals of the merger by the Company shareholders and the TriCo shareholders, the receipt of all necessary regulatory approvals, and the satisfaction of other closing conditions which are customary for such transactions.

Credit Quality

Nonperforming loans (defined as nonaccrual loans and loans 90 days or more past due and still accruing interest) decreased $742,000, or 12.7%, to $5,093,000 at December 31, 2013 from $5,835,000 at December 31, 2012. Nonperforming loans as a percentage of total loans were 1.00% at December 31, 2013, compared to 1.19% at December 31, 2012.

The overall level of nonperforming loans decreased $123,000 to $5,093,000 at December 31, 2013 from $5,216,000 at September 30, 2013. During the fourth quarter of 2013, the Company identified five loans totaling $631,000 as additional nonperforming loans. These additions were offset by reductions in nonperforming loans totaling $754,000 due primarily to collections received on certain loans and charge-offs. Of the five loans totaling $631,000 identified as nonaccrual loans and added to nonperforming loans, the largest loan of this group totaled $240,000. This loan is a commercial loan and it has a specific reserve of $150,000. The remaining four loans in this group of nonperforming loans totaled $391,000 and no specific reserves have been established for them.

Gross loan charge-offs for the fourth quarter of 2013 were $349,000 and recoveries totaled $338,000 resulting in net charge-offs of $11,000 compared to gross loan charge-offs for the fourth quarter of 2012 of $1,051,000 and recoveries of $82,000 resulting in net charge-offs of $969,000. Gross loan charge-offs for the year ended December 31, 2013 were $1,840,000 and recoveries for the same year totaled $683,000 resulting in net charge-offs of $1,157,000, compared to gross charge-offs for the year ended December 31, 2012 of $4,702,000 and recoveries of $404,000 resulting in net charge-offs of $4,298,000.

Nonperforming assets (nonperforming loans and other real estate owned (“OREO”)) totaled $8,547,000 at December 31, 2013, a decrease of $19,711,000, or 69.8%, from the December 31, 2012 balance of $28,258,000. Nonperforming assets as a percentage of total assets were 0.93% at December 31, 2013 compared to 3.13% at December 31, 2012.

The Company’s OREO properties decreased $11,591,000 to $3,454,000 at December 31, 2013 from $15,045,000 at September 30, 2013. The decrease in OREO was due to the sale of thirteen properties totaling $11,281,000, and the write-down of certain other OREO properties totaling $937,000 during the quarter ended December 31, 2013. The decrease was partially offset by the addition of one OREO property in the amount of $627,000, which was originally purchased for expansion by the Company but subsequently concluded that it was no longer needed.

Operating Results

Net interest income, which represents the Company’s largest component of revenues and is the difference between interest earned on loans and investments and interest paid on deposits and borrowings, increased $35,000, or 0.5%, for the three months ended December 31, 2013 compared to the same period in 2012. Interest income decreased by $77,000, or 0.9%, for the three months ended December 31, 2013, primarily due to the decrease in yield on average loan balances. The Company had foregone interest income of $53,000 related to loans currently on nonaccrual status for the three months ended December 31, 2013 compared to $80,000 for the same period in 2012. Average loans increased $24,109,000 in the fourth quarter of 2013 compared to the fourth quarter of 2012 while the yield on the loan portfolio decreased 35 basis points to 5.09% for the fourth quarter of 2013. Offsetting this decrease in interest income for the quarter was a decrease in interest expense of $112,000, or 22.2%, primarily due to a decrease in the rates paid on deposits. Overall, average earning assets increased $47,619,000 in the fourth quarter of 2013 compared to the fourth quarter of 2012. Average yields on earning assets decreased 28 basis points from the quarter ended December 31, 2012, to 3.90% for the quarter ended December 31, 2013 while the average rate paid on interest-bearing liabilities decreased by 8 basis points to 0.25%. The Company’s net interest margin (tax equivalent basis) for the quarter ended December 31, 2013 was 3.71%, a decrease of 22 basis points from 3.93% for the fourth quarter of 2012 and a decrease of 11 basis points from the net interest margin (tax equivalent basis) of 3.82% for the linked quarter ended September 30, 2013. Net interest income increased $389,000, or 1.3%, for the year ended December 31, 2013 compared to the year ended December 31, 2012. Total interest income decreased by $1,518,000, or 4.5%, primarily due to a decrease in yield on securities and secondarily due to a decrease in yield on loans. Interest expense decreased $1,907,000, or 54.1%, due to a decrease in interest expense on subordinated debentures and a decrease in rates paid on deposits for the year ended December 31, 2013 compared to the year ended December 31, 2012. The net interest margin for the year ended December 31, 2013 decreased 3 basis points to 3.77% from the net interest margin of 3.80% for the year ended December 31, 2012.

Noninterest income for the quarter ended December 31, 2013 decreased $1,321,000, or 30.9%, to $2,948,000 compared to $4,269,000 for the same period in 2012. Service charges on deposits decreased $251,000 to $808,000 for the fourth quarter of 2013 compared to $1,059,000 for the same period in 2012, and other fees and charges decreased by $53,000 to $1,042,000 for the fourth quarter of 2013 compared to $1,095,000 for the same period in 2012. The Company recorded gains on the sale of mortgage loans of $314,000, and gains on the sale of SBA loans of $283,000 for the quarter ended December 31, 2013 compared to gains of $966,000 and $330,000, respectively, for the same period in 2012. The Company did not record any gains or losses on the sale of investment securities for the fourth quarter of 2013 compared to gains of $221,000 for the same period in 2012. Noninterest income for the year ended December 31, 2013 decreased by $2,282,000, or 13.9%, to $14,137,000 from $16,419,000 for the year ended December 31, 2012. The primary reason for the decrease in noninterest income in 2013 compared to 2012 was due to a decrease in gains on the sale of available for sale securities of $1,329,000. The Company recognized gains on the sale of investment securities of $548,000 for the year ended December 31, 2013 compared to $1,877,000 for the year ended December 31, 2012. Service charges on deposit accounts decreased $643,000 to $3,690,000 for the year ended December 31, 2013 compared to $4,333,000 for the year ended December 31, 2012. Other fees and charges decreased $293,000 to $4,422,000 for the year ended December 31, 2013 compared to $4,715,000 for the year ended December 31, 2012. The Company recorded gains on the sale of mortgage loans of $2,345,000, and gains on the sale of SBA loans of $693,000 for the year ended December 31, 2013 compared to $2,682,000 and $472,000, respectively, for the year ended December 31, 2012.

Noninterest expenses decreased $1,683,000 to $9,653,000 for the fourth quarter of 2013 from $11,336,000 for the fourth quarter of 2012. Salaries and employee benefits decreased $33,000 in the fourth quarter of 2013 from the fourth quarter of 2012, and the Company experienced decreases in occupancy expense and furniture and equipment expense of $32,000, and decreases in FDIC and state assessments of $39,000 in the fourth quarter of 2013 compared to the fourth quarter of 2012. The Company’s other real estate owned expense decreased $816,000 to $947,000 for the fourth quarter of 2013 compared to $1,763,000 for the fourth quarter of 2012. Other noninterest expense, primarily associated with regulatory compliance assessments, decreased $763,000 to $2,560,000 in the fourth quarter of 2013 compared to $3,323,000 for the fourth quarter of 2012. Noninterest expenses for the year ended December 31, 2013 decreased $466,000 to $39,513,000 compared to $39,979,000 for the year ended December 31, 2012. Salaries and employee benefits increased $177,000 for the year ended December 31, 2013 from the year ended December 31, 2012, while the Company experienced decreases in occupancy expense and furniture and equipment expense of $130,000, and decreases in FDIC and state assessments of $102,000 for the year ended December 31, 2013 compared to the year ended December 31, 2012. The Company’s other real estate owned expense decreased $102,000 to $3,539,000 for the year ended December 31, 2013 compared to $3,556,000 for the year ended December 31, 2012, and other noninterest expense decreased $394,000 to $11,345,000 for the year ended December 31, 2013 compared $11,739,000 for the year ended December 31, 2012.

The Company recorded a provision for income taxes for the quarter ended December 31, 2013 of $212,000, compared to $160,000 for the quarter ended December 31, 2012. The Company recorded a provision for income taxes for the year ended December 31, 2013 of $1,594,000, compared to a benefit for income taxes of $1,744,000 for the year ended December 31, 2012.

ADDITIONAL INFORMATION ABOUT NORTH VALLEY’S PENDING MERGER WITH TRICO AND WHERE TO FIND IT

TriCo Bancshares intends to file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”), and TriCo Bancshares and North Valley Bancorp intend to mail a proxy statement/prospectus to their respective shareholders, containing information about the proposed merger transaction. Investors and shareholders of TriCo and North Valley are urged to read the proxy statement/prospectus and other relevant materials when they become available in order to obtain important information about Trico, North Valley and the proposed merger. In addition to the registration statement to be filed by TriCo and the proxy statement/prospectus to be mailed to the TriCo and North Valley shareholders, TriCo and North Valley file annual, quarterly and current reports, proxy statements and other information with the SEC. Investors and shareholders may obtain a free copy of the proxy statement/prospectus and other relevant documents (when they become available) and any other documents filed with the SEC at its website at www.sec.gov. These documents may also be obtained free of charge from TriCo by requesting them by telephone or mail at TriCo Bancshares, 63 Constitution Drive, Chico, California 95973, Attention: Investor Relations, telephone (530) 898-0300, or by accessing TriCo’s website at www.tcbk.com under “Investor Relations,” or by directing a request by telephone or mail to North Valley Bancorp, 300 Park Marina Circle, Redding, California 96001, Attention: Corporate Secretary, telephone (530) 226-2900, or by accessing North Valley’s website at www.novb.com under “Investor Relations.” TriCo, North Valley and their respective officers and directors may be deemed to be participants in the solicitation of proxies from their respective shareholders with respect to the transactions contemplated by the proposed merger. Information regarding TriCo’s officers and directors will be included in TriCo’s Form 10-K Annual Report to be filed with the SEC, and information regarding North Valley’s officers and directors will be included in North Valley’s Form 10-K Annual Report to be filed with the SEC. Descriptions of the interests of the directors and executive officers of TriCo and North Valley in the proposed merger will be set forth in the proxy statement/prospectus and other relevant documents filed with the SEC (when they become available).

North Valley Bancorp is a bank holding company headquartered in Redding, California. Its subsidiary, North Valley Bank (the “Bank”), operates twenty-two commercial banking offices in Shasta, Humboldt, Del Norte, Mendocino, Yolo, Sonoma, Placer and Trinity Counties in Northern California, including two in-store supermarket branches and six Business Banking Centers. North Valley Bancorp, through the Bank, offers a wide range of consumer and business banking deposit products and services including internet banking and cash management services. In addition to these depository services, the Bank engages in a full complement of lending activities including consumer, commercial and real estate loans. Additionally, the Bank has SBA Preferred Lender status and provides investment services to its customers. Visit the Company’s website address at www.novb.com for more information.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management’s assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally, regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; and (f) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of the war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by the Company with the Securities and Exchange Commission, should be carefully considered when evaluating the business prospects of the Company. North Valley Bancorp undertakes no obligation to update any forward-looking statements contained in this release, except as required by law.

For further information contact:

Michael J. Cushman	or	Kevin R. Watson
President & Chief Executive Officer		Executive Vice President & Chief Financial Officer
(530) 226-2900 Fax: (530) 221-4877		(530) 226-2900 Fax: (530) 221-4877

NORTH VALLEY BANCORP

CONDENSED CONSOLIDATED FINANCIAL DATA

(Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended
	December 31,
Statement of Income	2013	2012	$ Change	% Change
Interest income
Loans (including fees)	$6,495	$6,605	$(110)	(1.67%)
Investment securities	1,684	1,660	24	1.45%
Federal funds sold and other	20	11	9	81.82%
Total interest income	8,199	8,276	(77)	(0.93%)
Interest expense
Interest on deposits	259	365	(106)	(29.04%)
Other borrowings	1	—	1	—
Subordinated debentures	132	139	(7)	(5.04%)
Total interest expense	392	504	(112)	(22.22%)
Net interest income	7,807	7,772	35	0.45%
Provision for loan losses	—	—	—	—
Net interest income after provision for loan losses	7,807	7,772	35	0.45%

Noninterest income
Service charges on deposit accounts	808	1,059	(251)	(23.70%)
Other fees and charges	1,042	1,095	(53)	(4.84%)
Gain on sales of mortgage loans	314	966	(652)	(67.49%)
Gain on sales of SBA loans	283	330	(47)	(14.24%)
Gain on sales of securities, net	—	221	(221)	(100.00%)
Other	501	598	(97)	(16.22%)
Total noninterest income	2,948	4,269	(1,321)	(30.94%)

Noninterest expenses
Salaries and employee benefits	5,131	5,164	(33)	(0.64%)
Occupancy	618	636	(18)	(2.83%)
Furniture and equipment	215	229	(14)	(6.11%)
Other real estate owned expense	947	1,763	(816)	(46.28%)
FDIC and state assessments	182	221	(39)	(17.65%)
Other	2,560	3,323	(763)	(22.96%)
Total noninterest expenses	9,653	11,336	(1,683)	(14.85%)
Income before provision for income taxes	1,102	705	397	56.31%
Provision for income taxes	212	160	52	32.50%
Net income	$890	$545	$345	63.30%

Common Share Data
Earnings per share
Basic	$0.13	$0.08	$0.05	62.50%
Diluted	$0.13	$0.08	$0.05	62.50%

Weighted average shares outstanding	6,836,463	6,835,192
Weighted average shares outstanding - diluted	6,870,482	6,836,192
Book value per share	$13.67	$14.07
Tangible book value per share	$13.65	$14.03
Shares outstanding	6,836,463	6,835,192

NORTH VALLEY BANCORP

CONDENSED CONSOLIDATED FINANCIAL DATA

(Unaudited)

(Dollars in thousands, except per share data)

	Twelve Months Ended
	December 31,
Statement of Income	2013	2012	$ Change	% Change
Interest income
Loans (including fees)	$25,739	$26,062	$(323)	(1.24%)
Investment securities	6,420	7,603	(1,183)	(15.56%)
Federal funds sold and other	54	66	(12)	(18.18%)
Total interest income	32,213	33,731	(1,518)	(4.50%)
Interest expense
Interest on deposits	1,084	2,165	(1,081)	(49.93%)
Other borrowings	2	8	(6)	(75.00%)
Subordinated debentures	532	1,352	(820)	(60.65%)
Total interest expense	1,618	3,525	(1,907)	(54.10%)
Net interest income	30,595	30,206	389	1.29%
Provision for loan losses	—	2,100	(2,100)	(100.00%)
Net interest income after provision for loan losses	30,595	28,106	2,489	8.86%

Noninterest income
Service charges on deposit accounts	3,690	4,333	(643)	(14.84%)
Other fees and charges	4,422	4,715	(293)	(6.21%)
Gain on sales of mortgage loans	2,345	2,682	(337)	(12.57%)
Gain on sales of SBA loans	693	472	221	46.82%
Gain on sales of securities, net	548	1,877	(1,329)	(70.80%)
Other	2,439	2,340	99	4.23%
Total noninterest income	14,137	16,419	(2,282)	(13.90%)

Noninterest expenses
Salaries and employee benefits	20,454	20,277	177	0.87%
Occupancy	2,495	2,547	(52)	(2.04%)
Furniture and equipment	860	938	(78)	(8.32%)
Other real estate owned expense	3,539	3,556	(17)	(0.48%)
FDIC and state assessments	820	922	(102)	(11.06%)
Other	11,345	11,739	(394)	(3.36%)
Total noninterest expenses	39,513	39,979	(466)	(1.17%)
Income before provision (benefit) for income taxes	5,219	4,546	673	14.80%
Provision (benefit) for income taxes	1,594	(1,744)	3,338	(191.40%)
Net income	$3,625	$6,290	$(2,665)	(42.37%)

Common Share Data
Earnings per share
Basic	$0.53	$0.92	$(0.39)	(42.39%)
Diluted	$0.53	$0.92	$(0.39)	(42.39%)

Weighted average shares outstanding	6,835,554	6,835,371
Weighted average shares outstanding - diluted	6,857,929	6,836,371
Book value per share	$13.67	$14.07
Tangible book value per share	$13.65	$14.03
Shares outstanding	6,836,463	6,835,192

NORTH VALLEY BANCORP

CONDENSED CONSOLIDATED FINANCIAL DATA

(Unaudited)
(Dollars in thousands)

	December 31,	December 31,
Balance Sheet Data	2013	2012
Assets
Cash and due from banks	$19,348	$22,654
Federal funds sold	38,135	15,865
Time deposits at other financial institutions	2,226	2,219
Available-for-sale securities - at fair value	279,479	285,815
Held-to-maturity securities - at amortized cost	2	6

Loans	509,244	492,211
Allowance for loan losses	(9,301)	(10,458)
Net loans	499,943	481,753

Premises and equipment, net	7,833	9,181
Other real estate owned	3,454	22,423
Core deposit intangibles, net	109	255
Accrued interest receivable and other assets	67,235	62,172
Total assets	$917,764	$902,343

Liabilities and Shareholders’ Equity
Deposits:
Demand, noninterest bearing	$184,971	$177,855
Demand, interest bearing	202,508	185,315
Savings and money market	250,633	233,034
Time	149,737	172,376
Total deposits	787,849	768,580

Accrued interest payable and other liabilities	14,835	15,951
Other borrowings	—	—
Subordinated debentures	21,651	21,651
Total liabilities	824,335	806,182
Shareholders’ equity	93,429	96,161
Total liabilities and shareholders’ equity	$917,764	$902,343

Asset Quality
Nonaccrual loans	$5,093	$5,835
Loans past due 90 days and accruing interest	—	—
Other real estate owned	3,454	22,423
Total nonperforming assets	$8,547	$28,258

Classified assets	$17,973	$45,297
Bank Tier 1 Capital + ALLL	$118,248	$115,580
Classified assets ratio	15.20%	39.19%

Allowance for loan losses to total loans	1.83%	2.12%
Allowance for loan losses to NPL’s	182.62%	179.23%

NORTH VALLEY BANCORP

CONDENSED CONSOLIDATED FINANCIAL DATA

(Unaudited)
(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Selected Financial Ratios	2013	2012	2013	2012
Return on average total assets	0.38%	0.24%	0.40%	0.69%
Return on average shareholders’ equity	3.67%	2.19%	3.78%	6.70%
Net interest margin (tax equivalent basis)	3.71%	3.93%	3.77%	3.80%
Efficiency ratio	89.75%	94.15%	88.33%	85.75%

Selected Average Balances
Loans	$506,107	$481,998	$495,495	$464,647
Taxable investments	291,831	279,807	289,510	297,451
Tax-exempt investments	6,116	10,749	7,936	11,903
Federal funds sold and other	34,012	17,893	23,091	27,861
Total earning assets	$838,066	$790,447	$816,032	$801,862
Total assets	$923,889	$904,083	$908,911	$910,295

Demand deposits - interest bearing	$203,251	$183,948	$195,048	$180,038
Savings and money market	251,004	235,146	245,260	226,070
Time deposits	151,181	174,096	158,051	193,476
Other borrowings	21,651	21,651	23,085	30,205
Total interest bearing liabilities	$627,087	$614,841	$621,444	$629,789
Demand deposits - noninterest bearing	$184,298	$173,296	$174,281	$164,437
Shareholders’ equity	$96,226	$98,512	$95,848	$93,906

NORTH VALLEY BANCORP CONDENSED CONSOLIDATED FINANCIAL DATA (Unaudited) (Dollars in thousands, except per share data)

	For the Quarter Ended
	December	September	June	March
	2013	2013	2013	2013
Interest income	$8,199	$8,165	$7,981	$7,868
Interest expense	392	391	403	432
Net interest income	7,807	7,774	7,578	7,436

Provision for loan losses	—	—	—	—
Noninterest income	2,948	3,209	3,651	4,329
Noninterest expense	9,653	10,036	9,936	9,888

Income before provision for income taxes	1,102	947	1,293	1,877
Provision for income taxes	212	367	399	616
Net income	$890	$580	$894	$1,261

Earnings per common share:
Basic	$0.13	$0.08	$0.13	$0.18
Diluted	$0.13	$0.08	$0.13	$0.18